                                                                    EXHIBIT 3.50

                                  NALTECH, INC.

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                                     BY-LAWS

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                                    ARTICLE I
                                     OFFICES

     Section 1.1 Offices. The registered office shall be in the City of
Wilmington, County of New Castle, State of Delaware. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

     Section 2.1 Time and Place of Meetings. All meetings of the stockholders for the election of directors shall be held at such place as may be fixed from time to time by the board of directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2.2 Annual Meetings. Annual meeting of stockholders shall be held on a date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect a board of directors, and transact such other business as may properly be brought before the meeting.

     Section 2.3 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by the Delaware General
Corporation Law, as amended (the "Delaware Law") or by the Certificate of
Incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning not less than a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     Section 2.4 Notice of Meetings. Written notice of each meeting of the shareholders stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

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     Section 2.5 Quorum; Adjournments. The holders of majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by the
Delaware Law, by the Certificate of Incorporation or these By-laws. If, a quorum is not represented at any meeting of the stockholders, the holders of the stock, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 2.6 Voting. (a) When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the Delaware Law or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

     (b) Unless otherwise provided in the Certificate of Incorporation, or the
Delaware Law, each stockholder shall be entitled to one vote in person or by proxy for each share of voting stock held by such stockholder on the record date for the meeting.

     Section 2.7 Informal Action by Shareholders. Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III
                                    DIRECTORS

     Section 3.1 General Powers. The business of the corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

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     Section 3.2 Number, Qualification and Tenure. The number of directors which shall constitute the whole board shall be determined by resolution of the board from time to time except the initial number shall be three. The directors shall be elected at the annual meeting of the stockholders, except as provided in
Section 3.3 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

     Section 3.3 Vacancies and Newly-Created Directorships. Vacancies or newly created directorships may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. The directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

     Section 3.4 Meetings. The Board of Directors shall hold a regular meeting, to be known as the annual meeting, immediately following each annual meeting of the shareholders. Other regular meetings of the Board of Directors shall be held at such time and place as shall from time to time be determined by the Board. No notice of regular meetings need be given, other than by announcement at the immediately preceding regular meeting. Special meetings of the Board may be called by the President or by the Secretary on the written request of all of the
Board of Directors then in office. Notice of any special meeting of the Board shall be given at least two days prior thereto, either in writing, or telephonically if confirmed promptly in writing, to each director at the address shown for such director on the records of the Corporation.

     Section 3.5 Quorum and Manner of Acting. At all meetings of the board, a majority of the total number of directors shall constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the
Certificate of Incorporation. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 3.6 Action Without Meeting. Unless otherwise restricted by the
Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

     Section 3.7 Attendance by Telephone. Unless otherwise restricted by the
Certificate of Incorporation or these By-laws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     Section 3.8 Compensation. Unless otherwise restricted by the Certificate of
Incorporation or these By-laws, the board of directors shall have the authority to fix the

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compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     Section 3.9 Removable from Board. Unless otherwise restricted by the
Certificate of Incorporation or these By laws, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

                                   ARTICLE IV
                                    OFFICERS

     Section 4.1 Enumeration. The officers of the corporation shall be chosen by the board of directors and shall be a president, a vice-president, a secretary and a treasurer. The board of directors may also choose additional vice-presidents, and one or more assistant secretaries and assistant treasurers.
Any number of offices may be held by the same person, unless the Certificate of
Incorporation or these By-laws otherwise provide.

     Section 4.2 Term of Office. The officers of the corporation shall be elected at the annual meeting of the board of directors and shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

     Section 4.3 Chairman of the Board. The Chairman of the Board, when and if elected, shall preside at meetings of the Board of Directors and of shareholders and shall have such other functions, authority and duties as may be prescribed by the Board of Directors. The Chairman of the Board, if any, shall be a member of the Board of Directors of the Corporation.

     Section 4.4 President. The President shall be the chief executive officer of the Corporation, and, as such, shall have general supervision, direction and control of the business and affairs of the Corporation, subject to the control of the Board of Directors, and shall have such other functions, authority and duties as may be prescribed by the Board of Directors.

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     Section 4.5 Vice President. Each Vice President shall perform such duties and have such other powers as may from time to time be prescribed by the Board of Directors, the Chairman of the Board or the President.

     Section 4.6 Secretary. The Secretary shall: (a) keep a record of all proceedings of the shareholders and the Board of Directors in one of more books provided for that purpose; (b) give, or cause to be given, all notices that are required by the Delaware Law or these By-laws to be given by the Secretary; (c)
be custodian of the corporate records and, if the Corporation has a corporate seal, of the seal of the Corporation; (d) have authority to affix the seal of the Corporation to all instruments the execution of which requires such seal and to attest such affixing of the seal; (e) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (f) sign, with the Chairman, if any, or President or any Vice
President, or any other officer thereunto authorized by the Board of Directors, any certificates for shares of the Corporation, or any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed by the signature of more than one officer; (g) have general charge of the stock transfer books of the Corporation; (h) have authority to certify as true and correct, copies of the By-laws, or resolutions of the shareholders, the
Board of Directors and committees thereof, and of other documents of the
Corporation; and (i) in general, perform the duties incident to the office of secretary and such other duties as from time to time may be prescribed by the
Board of Directors, the Chairman of the Board or the President. The Board of
Directors may give general authority to any other officer to affix the seal of the Corporation and to attest such affixing of the seal.

     Section 4.7 Treasurer. The Treasurer shall be the principal accounting and financial officer of the Corporation. The Treasurer shall: (a) have charge of and be responsible for the maintenance of adequate books of account for the
Corporation; (b) have charge and custody of all funds and securities of the
Corporation, and be responsible therefor and for the receipt and disbursement thereof; and (c) perform the duties incident to the office of treasurer and such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board or the President. The Treasurer may sign with the
Chairman, if any, or the President, or any Vice President, or any other officer thereunto authorized by the Board of Directors, certificates for shares of the
Corporation. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors may determine.

     Section 4.8 Other Officers and Agents. Any officer or agent who is elected or appointed from time to time by the Board of Directors and whose duties are not specified in these By-laws shall perform such duties and have such powers as may from time to time be prescribed by the Board of Directors, the Chairman of the Board or the President.

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                                    ARTICLE V
                    CERTIFICATES OF STOCK AND THEIR TRANSFER

     Section 5.1 Form. The shares of the corporation shall be represented by certificates. Certificates shall be signed by, or in the name of the corporation by, the chairman or vice-chairman of the board of directors, or the president or a vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation. Any of or all the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     Section 5.2 Replacement. The board of directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 5.3 Transfer. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation.

                                   ARTICLE VI
                                    DIVIDENDS

     Section 6.1 Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be
declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing

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dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                   ARTICLE VII
                               GENERAL PROVISIONS

     Section 7.1 Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

     Section 7.2 Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

     Section 7.3 Corporation Seal. The corporate seal, if any, of the
Corporation shall be in such form as may be approved from time to time by the
Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

     Section 7.4 Indemnification. The corporation shall indemnify its officers, directors, employees and agents to the extent permitted by the General
Corporation Law of Delaware.

     Section 7.5 Notices and Mailing. Except as otherwise provided in the
Delaware Law, the Certificate of Incorporation or these By-laws, all notices required to be given by any provision of these By-laws shall be deemed to have been given (i) when received, if given in person, (ii) on the date of acknowledgment of receipt, if sent by telex, facsimile or other wire transmission, (iii) one day after delivery, properly addressed, to a reputable courier for same day or overnight delivery or (iv) three days after being deposited, properly addressed, in the U.S. Mail, certified or registered mail, postage prepaid.

     Section 7.6 Waiver of Notice. Whenever any notice is required to be given under the Delaware Law or the provisions of the Certificate of Incorporation or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

     Section 7.7 Interpretations. In these By-laws, unless a clear contrary intention appears, the singular number includes the plural number and vice versa, and reference to either gender includes the other gender.

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                                  ARTICLE VIII
                                   AMENDMENTS

     Section 8.1 Amendments. These By-laws may be altered, amended or repealed or new By-laws may be adopted by the Board of Directors. The fact that the power to amend, alter, repeal or adopt the By-laws has been conferred upon the Board of Directors shall not divest the shareholders of the same powers.

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